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                                                                     Exhibit 2.4

                              THIRD AMENDMENT TO
                           ASSET PURCHASE AGREEMENT

     THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Third Amendment"), dated as of December 31, 2001, is made by and among SHILOH INDUSTRIES, INC., a Delaware corporation (the "Parent"), SHILOH AUTOMOTIVE, INC., an Ohio corporation ("Buyer"), and MTD PRODUCTS INC, an Ohio corporation ("Seller").

                                   RECITALS
                                   --------

     WHEREAS, the Parent, Buyer and Seller entered into a certain Asset Purchase Agreement, dated as of June 21, 1999 (the "Purchase Agreement") for the sale and purchase of substantially all of the assets of the unincorporated automotive division of Seller; and

     WHEREAS, the parties amended the Purchase Agreement by a First Amendment to Asset Purchase Agreement, dated as of August 31, 1999; and

     WHEREAS, the closing of the transaction contemplated under the Purchase Agreement occurred effective as of November 1, 1999; and

     WHEREAS, the parties amended the Purchase Agreement by a Second Amendment to Asset Purchase Agreement dated as of January 22, 2001; and

     WHEREAS, pursuant to Section 10.11 of the Purchase Agreement, the parties hereto desire to further amend said Purchase Agreement as more fully set forth herein; and

     WHEREAS, in connection with the payment of the cash portion of the Earnout Amount pursuant to the terms and conditions of the Second Amendment to Asset Purchase Agreement, the parties agreed that Buyer would satisfy its obligations with respect to the Cash Earnout Amount by executing and delivering to Seller a Promissory Note ("Promissory Note") in the principal amount of $4,045,392.00; and

     WHEREAS, the parties have determined to have Seller issue certain shares of preferred stock of Seller in lieu of payment of the Promissory Note.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.   Certain Definitions.  Unless otherwise defined herein, all capitalized
     -------------------
     terms used herein shall have the meanings given to them in the Purchase Agreement.

2.   Issuance of Preferred Stock.  Notwithstanding any provision contained in
     ---------------------------
     Section 2.8 of the Purchase Agreement or in the Second Amendment to the contrary, Buyer and Seller agree that with respect to the payment of the Promissory Note that Buyer shall satisfy its obligations under the Promissory Note by causing the Parent to issue 42,780 shares of Series A Preferred Stock of Parent to Seller. The terms and conditions of such Series A Preferred Stock shall be as set forth in the Certificate of Designations, a copy of which is attached hereto as Exhibit A and which shall be filed with the Secretary of State of Delaware. Upon issuance of the Series A Preferred Stock, Seller will cancel the Promissory Note and return the original copy of the Promissory Note to Buyer.

3.   Effect of Third Amendment.  Except as specifically provided herein, this
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     Third Amendment does not in any way waive, amend, modify, affect or impair the terms and conditions of the Purchase Agreement, and all terms and conditions of the Purchase Agreement are to remain in full force and effect unless otherwise specifically amended, waived or changed pursuant to this Third Amendment.
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4.   Entire Agreement.  This Third Amendment constitutes the entire agreement
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     among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, representations, or other arrangements, whether express or implied, written or oral, of the parties in connection therewith except to the extent expressly incorporated or specifically referred to herein.

5.   Counterparts.  This Third Amendment may be executed in any number of
     ------------
     counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.   Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
     -------------
     ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Third Amendment to be duly executed and delivered as of the date first above written.

                                        SHILOH INDUSTRIES, INC.


                                              /s/ John F. Falcon
                                        ----------------------------------
                                        By:   John F. Falcon
                                        Its:  Chief Executive Officer


                                        SHILOH AUTOMOTIVE, INC.


                                              /s/ John F. Falcon
                                        ----------------------------------
                                        By:   John F. Falcon
                                        Its:  President


                                        MTD PRODUCTS INC


                                              /s/ Ronald C. Houser
                                        ----------------------------------
                                        By:   Ronald C. Houser
                                        Its:  Executive Vice President and
                                              Chief Financial Officer

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